UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2010

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry into a Material Definitive Agreement

On March 19, 2010, Tix Corporation (“we,” “us,” “Tixc” or the “Company”) entered into a sixty month lease with The Terraces, a California limited partnership, under which we will lease our principal executive offices.  Pursuant to the lease, we will relocate our offices to 12711 Ventura Boulevard, Suite 340, Studio City CA 91604, a 3,970 square foot space.  The lease will commence June 1, 2010 (dependent upon the completion date of certain tenant improvements), and our monthly rent under the lease will be $12,250.  The rent is subject to increase to approximately $12,600, $13,000, $13,400 and $13,800 respectively, on the first, second, third and fourth anniversaries of the extended lease term.  We will be responsible for paying our allocable portion of operating expenses in addition to the monthly rent.

ITEM 9.01	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibit is filed as part of this report:

10.1	Office Lease dated March 3, 2010, by and between Tix Corporation and The Terraces, a California limited partnership

Tix Corporation

By:	/s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer
Dated: March 19, 2010